                           PARTNERSHIP MANAGEMENT AGREEMENT

     This PARTNERSHIP MANAGEMENT AGREEMENT (the "Agreement") dated as of ______________, 1996, is entered into by and between Phoenix Leasing Associates IV, Inc., a Nevada corporation ("PLA III") and Phoenix Leasing Incorporated, a California corporation ("PLI")

                                 W I T N E S S E T H:

     WHEREAS, PLA IV is the general partner of Phoenix Leasing Associates IV, L.P., a California limited partnership (the "Partnership"), and as such pursuant to the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") has full, complete and exclusive discretion and authority to manage and control the business of the Partnership, subject to the limitations contained in the Partnership Agreement; and

     WHEREAS, the Partnership is the general partner of Phoenix Leasing American Business Fund II, L.P., a California limited partnership (the "Public Partnership"), and as such, pursuant to the Amended and Restated Agreement of Limited Partnership of the Public Partnership (the "Public Partnership Agreement"), has full, complete and exclusive discretion and authority to manage and control the business of the Public Partnership and other related services for the Partnership and the Public Partnership;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Public Partnership Agreement.

     2. SERVICES. PLA IV hereby retains the services of PLI, and PLI hereby accepts and undertakes, to provide to the Partnership such services as PLA IV shall require pertaining to the management of the Partnership, including but not limited to, such services as are set forth in Section 5.1 of the Partnership Agreement, and on behalf of the Partnership, such services as the partnership shall require pertaining to the management of the Public Partnership, including but not limited to, such services as are set forth in Section 9.1 of the Public Partnership Agreement PROVIDED that PLI shall at all times be subject to the supervision of PLA IV in performing any services pursuant to this Agreement.

     3. STAFF. During the term of this Agreement, PLI shall maintain in its employ, or have otherwise available to it, personnel sufficient in number and adequate in ability to perform all services that it may be called upon to perform under this Agreement.

     4.  FEES AND REIMBURSEMENTS TO PLI.

    (a) In consideration for the services and activities to be performed by PLI pursuant to this Agreement, during the term of this Agreement, PLA IV shall pay to PLI fees in an amount equal to:

         (i) Two percent of the Public Partnership cumulative gross revenues, which revenues shall include rental receipts, loan payments and proceeds from the sale of capital equipment (including, without limitation, software products) which the Public Partnership will directly or indirectly (through ventures) purchase, own, lease and sell to others (the "Equipment") and any other assets acquired by the Public Partnership. The amount is payable monthly in an amount that gives effect to prior amounts paid with respect to this fee;

         (ii) The lesser of (A) three and one-half percent of (1) the purchase price of Equipment acquired by the Partnership, or Equipment leased by manufacturers, the financing of which is provided by the Partnership or (2) financing provided to businesses such as growth-oriented companies, companies engaged in the development of technologies and franchisees, or (B) 100% of the net cash from operations from the Partnership attributable to the Acquisition Fee and distributable to PLA IV;

         (iii) 100% of all other net cash from operations from the Partnership, or such lesser amount as PLI, in its reasonable discretion, shall determine.

         Such fees shall not in any way affect the Limited Partners of the Public Partnership. The Public Partnership shall, however, pay fees and make distributions to the Partnership as its General Partner as set forth in the Public Partnership Agreement.

    (b) PLI shall also be entitled to receive reimbursement for any and all costs and expenses incurred by it in connection with this Agreement to the extent that such expenses are reimbursable by the Public Partnership to PLA IV pursuant to Section 7.1 of the Public Partnership Agreement. Such expenses shall promptly be billed and paid to PLI by the Public Partnership in accordance with the Public Partnership Agreement.

    (c) Upon any termination of this Agreement pursuant to Section 6 hereof, PLA IV shall immediately pay to PLI all outstanding amounts owned and any reimbursements due, if any, under this Agreement.

     5. SERVICES OF PLI NOT EXCLUSIVE. The services of PLI to PLA IV, the Partnership and the Public Partnership hereunder are not to be deemed exclusive and PLI shall be free to render similar services to others.

     6. TERMINATION. Subject to the terms and provisions of this Agreement, upon the earliest to occur of any of the following events, this Agreement shall be terminated:

    (a) by either party without penalty, upon not less than 60 days prior written notice of its intention to so terminate;

    (b) upon the withdrawal or removal from the Public Partnership of the Partnership; or

    (c) upon the liquidation of the Partnership and the cancellation of its Certificate of Limited Partnership.

     7. INDEMNIFICATION OF PLI BY THE PUBLIC PARTNERSHIP. To the extent that PLI were to seek any indemnification from the Public Partnership, it would be subject to the limitations on indemnification contained in Section 15.2 of the Public Partnership Agreement.

     8. AMENDMENTS. This Agreement may not be amended or modified except by an instrument in writing executed by all of the parties hereto.

     9. ASSIGNABILITY. This Agreement may not be assigned to any party hereto without the express written consent of the other parties.

     10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters to which it pertains and supersedes all prior oral and written agreements and understandings between the parties with respect thereto.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any conflicts of law or choice of law provisions.

     13. NOTICES. All notices and other communications required or permitted hereunder shall be delivered, telefaxed, cabled or mailed (by registered or certified mail, postage prepaid, or by Federal Express or similar express mail service) to the parties hereto at their respective addresses set forth below:

                        (a)  If to PLA IV:  Phoenix Leasing Associates IV, Inc.
                                            2401 Kerner  Boulevard
                                            San Rafael, California 94901

                        (b)  If to PLI:     Phoenix Leasing Incorporated
                                            2401 Kerner  Boulevard
                                            San Rafael, California 94901

    Any party may, by notice given as aforesaid, change its address for notices hereunder.

     IN WITNESS WHEREOF, PLA IV and PLI have caused this Agreement to be duly executed as of the date first above written by their respective officers and representatives.

                             Phoenix Leasing Associates IV, Inc.,
                             a Nevada corporation



                             By
                               --------------------------------------
                                  Name:
                                        -----------------------------
                                  Title:
                                         ----------------------------

                             Phoenix Leasing Incorporated,
                             a California corporation



                             By
                               --------------------------------------
                                  Name:
                                        -----------------------------
                                  Title:
                                         ----------------------------